SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  June 28, 1996
                                 Date of Report
                        (Date of Earliest Event Reported)


                       CONTINENTAL WASTE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


   Delaware                        0-22602                   11-2909512
(State of Incorporation)     (Commission File No.)         (IRS Employer
                                                       Identification Number)



                           67 Walnut Avenue, Suite 103
                             Clark, New Jersey 07066
                    (Address of Principal Executive Offices)



       Registrant's Telephone Number, Including Area Code: (908) 396-0018





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Item 2.           Acquisition or Disposition of Assets.

On July 1, 1996, Continental Waste Industries, Inc. (the "Company") entered into a definitive agreement to purchase all of the stock of Recycling Industries, Inc. and Statewide Environmental Contractors, Inc. and all of the assets of Lomac Realty (the "Acquisition"). These three companies are all affiliated with each other, have combined revenues of approximately $13 million and all are engaged in the waste management business in central New Jersey, which business the Company intends to continue to operate.

The Company paid $3.2 million in cash, issued 555,512 shares of the Company's common stock, issued $3.0 million in Notes payable to the Sellers and assumed $3.5 million of debt for the Acquisition. The Company will record this transaction as a purchase. The cash portion of the purchase price for the Acquisition was paid using proceeds of an advance under the Company's revolving credit facility led by LaSalle National Bank.

Item 5.           Other Events.

On June 27, 1996, the Company entered into a definitive agreement to merge with and into a newly-formed, wholly-owned subsidiary of Republic Industries, Inc. Under the terms of the proposed merger, each share of the Company's common stock, $0.0006 par value per share, outstanding on the effective date of the merger will be converted into 4/5ths of a share of common stock, $0.01 par value per share, of Republic Industries (the "Merger").

The Merger, which Republic Industries expects to account for on a pooling of interests basis, is subject to approval by the Company's shareholders and various other customary closing conditions, including regulatory approvals.

The Company's three largest shareholders, Carlos E. Aguero, Thomas A. Volini and First Analysis Corporation, as general partner of each of Environmental Venture Fund Limited Partnership, Apex Investment Fund and the Productivity Fund Limited Partnership (the "Management Shareholders"), who, in the aggregate, own (directly or indirectly) approximately 5% of the Company's outstanding common stock, have agreed that at the time a definitive merger agreement is executed, they will each deliver to Republic irrevocable proxies with respect to all of the shares owned by them which will enable Republic to vote all of these shares in favor of the Merger.

Item 7.           Financial Statements and Exhibits.

Below is a list of the financial statements, pro forma financial information and exhibits to be filed in connection with this report:

     (a) The combined financial statements of Recycling Industries, Inc. and Statewide Environmental Contractors, Inc. are not available for submission. Those financial statements will be filed within 75 days of July 1, 1996.

     (b) The pro forma financial information for the Company and the combined Recycling Industries, Inc. and Statewide Environmental Contractors, Inc. are not available for submission. Those financial statements will be filed within 75 days of July 1, 1996.

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Exhibits

No.               Description

2.1 Agreement and Plan of Merger by and among Republic Industries, Inc., RI/CW Merger Corp. Continental Waste Industries, Inc. and Thomas A. Volini and Carlos E. Aguero, dated June 27, 1996.

2.2 Acquisition Agreement by and among Continental Waste Industries, Inc., Statewide Environmental Contractors, Inc. and the Stockholders of Statewide Environmental Contractors, Inc., dated April 11, 1996

2.3 Acquisition Agreement by and among Continental Waste Industries, Inc., Recycling Industries, Inc. and the Stockholders of Recycling Industries, Inc., dated April 11, 1996

2.4  Agreement  of Sale between  Lomac  Realty and Karat Corp.,  dated April 11,
     1996.

2.5 Override Agreement Respecting Closing Consideration among Continental Waste Industries, Inc., CWI of NJ, Inc., Statewide Environmental Contractors, Inc., Recycling Industries, Inc., Lomac Realty, Mary Lemmo, Nicholas Lemmo, Maurice Kirchofer, Don J. Lotano, Frank J. Lotano, Arline M. Lotano and Joseph Lemmo, dated June 28, 1996.

2.6 Non-Compete Agreement (Schedule 2.2(k)) among Recycling Industries, Inc., Continental Waste Industries, Inc., Don J. Lotano, Frank J. Lotano, Arline Lotano (the "Stockholders") and among CWI, Stockholders, Maurice Kirchofer and Joseph Lemmo, dated April 11, 1996.



                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CONTINENTAL WASTE INDUSTRIES, INC.



                                     By:  /S/ Carlos E. Aguero
                                        Carlos E. Aguero
                                        President and
                                        Chief Executive Officer


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